Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2006, in the Registration Statement (Form F-1) and related Prospectus of OncoGenex Technologies Inc. for the registration of its common shares.

Vancouver, Canada	Ernst & Young LLP
December 12, 2006	Chartered Accountants